POLICY COVER SHEET

Job Name: XP3312I Print Date and Time: 09/10/10 14:39
File Number: O617O

Business Center/

Original Business Unit:

Policy Number: 490PB2554

Name of insured: JPMORGAN FUNDS

Agency Number: 3180284

Department or Expense Center:

Underwriter: 404040404 Underwriting Team:

Data Entry Person: BARNETT,ROBERT

Date and Time: 09/10/10 00:00 004

Special Instructions

Policy Commencement Date: 03/01/10

THIS POLICY CONTAINS FORMS SELECTED THROUGH DOCUMENT SELECT

THE FOLLOWING SELECTED FORMS ARE NOT APPROVED ON THE FORMS STATUS TABLE

FORM NBR EDITION CO STATE TRANS DATE

* MLABL 09.85 1 NY 2010-08-25*
* Provided for internal review purposes only. * This policy is neither issued nor certified. *


ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.



The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

490PB2554
ATTACHED TO AND FORMING
PART OF BOND OR POLICY NO.
09/10/10
DATE ENDORSEMENT OR
RIDER EXECUTED
08/25/10
* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
12:01 A.M. STANDARD TIME AS
SPECIFIED IN THE BOND OR POLICY

* ISSUED TO
JPMORGAN FUNDS

Amend Declarations

It is agreed that: The following checked items are amended on the Declarations Page:

* Provided for internal review purposes only. * This policy is neither issued nor certified. *

Item 1. Name of Insured / Principal Address:
From:
To:
Item 2. Bond Period:
From: 12:01 a.m. on to 12:01 a.m. on the effective date of the termination or cancellation of the bond, standard time at the Principal Address as to each of said dates.
Item 3. Limit of Liability is hereby amended to read as follows:
Insuring Agreement A - Fidelity $14,300,000
Limit of Liability

Deductible Amount

Insuring Agreement B - Audit Expense $50,000 $0
Insuring Agreement C - Premises $14,300,000 $25,000
Insuring Agreement D - Transit $14,300,000 $25,000
Insuring Agreement E - Forgery or Alteration $14,300,000 $25,000
Insuring Agreement F - Securities $14,300,000 $25,000
Insuring Agreement G - Counterfeit Currency $14,300,000 $25,000
Insuring Agreement H - Stop Payment $50,000 $5,000
Insuring Agreement I - Uncollectible Items of Deposit $50,000 $5,000 INSURING AGREEMENT
(J) - UNAUTHORIZED SIGNATURES
Optional Coverages Added by Rider:
$50,000 $2,500
(K) - COMPUTER SYSTEMS $14,300,000 $25,000
(L) - VOICE-INITIATED TRANSFER $14,300,000 $25,000
(M) - TELEFACIMILE TRANSACTIONS $14,300,000 $25,000

Item 4. Offices or Premises Covered:
The following offices or premises are added:

This endorsement applies to loss sustained at any time but discovered on or after the date this endorsement becomes effective.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions,agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By

Authorized Representative

INSURED

ICB028 Ed. 7-04
2004 The Travelers Companies, Inc.